Exhibit 99.1

NEWS RELEASE

Contact:	Investor Relations
708.483.1300 Ext 1331

TreeHouse Foods Announces CFO Transition; Reaffirms Full-Year 2022 Guidance

OAK BROOK, Ill., June 7, 2022 /PRNewswire/ -- TreeHouse Foods, Inc. (“TreeHouse Foods” or the “Company”) (NYSE: THS) today announced that William J. Kelley Jr. will step down as Executive Vice President and Chief Financial Officer to pursue another professional opportunity. Mr. Kelley will remain with TreeHouse through June 30, 2022 to ensure a smooth transition and will be succeeded on an interim basis by Patrick O’Donnell, Chief Accounting Officer of TreeHouse Foods. The Company has engaged an executive search firm to review candidates for a permanent chief financial officer, including both internal and external candidates.

“The transformation work and the capabilities we have built across our organization over the last several years have positioned us well to capitalize on the growing demand for private label, and I am confident that Pat will provide seamless continuity as we continue our transformation and search for a permanent CFO,” said Steve Oakland, President and Chief Executive Officer. “We remain committed to serving our customers and driving growth and value for our shareholders.”

Mr. Oakland added, “Bill has been an instrumental leader and I want to thank him for his partnership and many contributions to TreeHouse and wish him well in his future endeavors.”

Mr. Kelley commented, “I am proud of all that we accomplished over the last six years. Our focus on commercial and operational excellence, portfolio optimization and people and talent has enabled us to create a fundamentally stronger business. I’m confident that TreeHouse is in an excellent strategic and financial position and has tremendous opportunity ahead.”

Mr. O’Donnell has been with TreeHouse for the last five years and was recently promoted to Chief Accounting Officer. He previously served as Corporate Controller, and he also led Corporate Financial Planning & Analysis and served as Assistant Controller. Prior to joining the Company, Mr. O’Donnell held roles with increasing responsibility for more than 14 years at PricewaterhouseCoopers. He is a graduate of Marquette University.

In addition, TreeHouse reaffirmed its previously issued full year 2022 guidance1:

•Net sales growth of at least 11% year-over-year. Pricing actions are expected to drive the majority of the sales growth and are anticipated to be tempered by volume constraints related to labor and supply chain disruption.
•Adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") of $385 to $415 million, up approximately 5% year-over-year at the midpoint. The cadence of earnings is expected to be weighted toward the second half of the year, as we expect the impact of labor and supply chain disruption on our profitability and volume to be most prominent in the first half.

ABOUT TREEHOUSE FOODS

TreeHouse Foods, Inc. is a leading manufacturer and distributor of private label foods and beverages in North America. We operate in 29 product categories across two divisions and have approximately 40 production facilities across North America and Italy. Across our diverse portfolio, we offer better-for-you, natural and organic products and hold a private label leadership position across many of our categories. Our purpose is to make high quality food and beverages affordable to all. Our vision is to be the undisputed solutions leader for our custom brands. Our mission is to create value as our customers' preferred manufacturing and distribution partner, providing thought leadership, superior innovation, and a relentless focus on execution. Our long-term strategic objective is to build a company that is well positioned to deliver long-term sustainable growth and create value for our shareholders, as enabled by our two-segment structure.

Additional information, including TreeHouse's most recent statements on Forms 10-Q and 10-K, may be found at TreeHouse's website, http://www.treehousefoods.com.

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1The Company is not able to reconcile prospective adjusted EBITDA or adjusted EBITDA margin (Non-GAAP) to the most comparable GAAP financial measures without unreasonable effort due to the inherent uncertainty and difficulty of predicting the occurrence, financial impact, and timing of certain items impacting GAAP results. These items include, but are not limited to, mark-to-market adjustments of derivative contracts, foreign currency exchange on the re-measurement of intercompany notes, or other non-recurring events or transactions that may significantly affect reported GAAP results.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information are based on our beliefs, as well as assumptions made by us, using information currently available. The words "believe," "estimate," "project," "expect," "anticipate," "plan," "intend," "foresee," "should," "would," "could," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. We do not intend to update these forward-looking statements following the date of this press release.

Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release and other public statements we make. Such factors include, but are not limited to: risks related to the impact of the ongoing COVID-19 outbreak on our business, suppliers, consumers, customers, and employees; the success of our growth, reinvestment, and restructuring programs; our level of indebtedness and related obligations; disruptions in the financial markets; interest rates; changes in foreign currency exchange rates; customer concentration and consolidation; raw material and commodity costs; competition; loss of key suppliers; disruptions or inefficiencies in our supply chain and/or operations, including from the ongoing COVID-19 outbreak; our ability to continue to make acquisitions and execute on divestitures in accordance with our business strategy or effectively manage the growth from acquisitions; impairment of goodwill or long lived assets; changes and developments affecting our industry, including consumer preferences; the outcome of litigation and regulatory proceedings to which we may be a party; product recalls; changes in laws and regulations applicable to us; shareholder activism; disruptions in or failures of our information technology systems; disruptions resulting from the announcement of the exploration of strategic alternatives; changes in weather conditions, climate changes, and natural disasters; labor strikes or work stoppages; multiemployer pension plans; labor shortages and increased competition for labor; and other risks that are set forth in the Risk Factors section, the Legal Proceedings section, the Management's Discussion and Analysis of Financial Condition and Results of Operations section, and other sections of our Annual Report on Form 10-K for the year ended December 31, 2021, and from time to time in our filings with the Securities and Exchange Commission ("SEC"). You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.